Exhibit 99.1

Dril-Quip and Innovex to Combine Creating Unique Energy Industrial Platform

Complementary combination creates an innovation leader with increased scale, a diverse product portfolio and geographic footprint with anticipated resilient earnings to drive value throughout industry cycles

All-stock transaction allows stockholders to participate in combined company’s future value creation while providing a strong financial profile with a pro forma, year-end 2023 net cash position of $99 million

Combination immediately improves pro forma company’s profitability and free cash flow generation including estimated cost synergies of approximately $30 million per year

Transaction is expected to be immediately accretive to earnings and free cash flow

Companies to host conference call tomorrow, March 19th, at 7:00 a.m. CT

HOUSTON – March 18, 2024 – Dril-Quip, Inc. (NYSE: DRQ), (“Dril-Quip”), a leading developer, manufacturer and provider of highly engineered equipment and services for the global offshore and onshore oil and gas industry, and Innovex Downhole Solutions, Inc. (“Innovex”), a global leading provider of mission-critical technologies and services across the well lifecycle for the oil and gas industry, today announced a definitive agreement under which Dril-Quip and Innovex will merge in an all-stock transaction to create a unique energy industrial platform. Upon closing of the transaction, Dril-Quip stockholders will own approximately 52% and Innovex stockholders will own approximately 48% of the combined company on a fully diluted basis.

The combination brings together the two companies’ complementary and curated product portfolios, best-in-class safety, service quality, global infrastructures and customer relationships. With a large suite of highly engineered technologies, the combined company will provide customers with innovative solutions for both onshore and offshore applications, driving a more stable and diverse revenue mix. The combined company is expected to derive approximately 56% of its revenue from the international and offshore markets and approximately 44% from the North American onshore markets (U.S. and Canada) and would have more than $1.0 billion in annual revenue and $221 million in adjusted1 Earnings Before Interest, Taxes, Depreciation, and Amortization (“adjusted EBITDA”) including synergies in fiscal 2023 (all figures on a pro forma, full-year 2023 combined basis). The combined company will have a strong balance sheet with a pro forma, year-end 2023 net cash position of $99 million2.

Dril-Quip President and Chief Executive Officer Jeffrey Bird said: “I’m excited for the opportunities this transaction will provide Dril-Quip’s stakeholders. This transaction is aligned with the growth strategy we have been pursuing and will advance our position as a leading developer and provider of highly engineered and innovative equipment, services and technologies for the global oil and gas industry. The multi-decade legacy and strong reputation of Dril-Quip’s technology, brand and expertise, paired with the customer-centric, innovative and execution-oriented cultures of both companies will help us continue to manufacture and deliver innovative products and service to our customers and create opportunities for our employees. Additionally, the complementary global scale and product breadth of the combined company will provide a strong platform for organic revenue growth, strong EBITDA margins and the potential for significant free cash flow generation to drive value for our stockholders.”

[1]	Adjusted EBITDA is a non-GAAP financial measure. See “Use of Non-GAAP Financial Measures” regarding how we define adjusted EBITDA.
[2]	Pro forma, year-end 2023 net cash position is based on Dril-Quip and Innovex 12/31/23 balance sheets and includes anticipated distributions and excludes transaction expenses.

Innovex Chief Executive Officer Adam Anderson said: “We are bringing together the great traditions and capabilities of Dril-Quip with Innovex’s proven operating model. By empowering the combined organization using Innovex’s collaborative ‘No Barriers’ culture, we will unleash the capabilities of the combined company to create a unique energy industrial platform with durable margins, low capital intensity and the potential for superior returns on capital throughout industry cycles.”

“This combination creates a scaled enterprise with a long history of value-added product development,” said John V. Lovoi, Dril-Quip’s Chairman of the Board. “In addition, the two companies possess unique strengths which we believe will drive meaningful revenue pull-through in coming years in the most important oil and gas producing regions globally. Following the integration of the two businesses, the pro forma financial metrics are expected to result in a very favorable growth and return profile for our stockholders.”

Standalone and Pro Forma Financial Metrics (full-year 2023)

The following table provides an overview of the key, full-year 2023 financial metrics for standalone Dril-Quip and Innovex and the pro forma combined company3 ($ million, except EPS):

2023 Metrics	Dril-Quip	Innovex[4]	Synergies[5]	Pro Forma
Revenue[6]	$478	$556	—	$1,034
Adj. EBITDA[7]	$59	$132	$30	$221
Adj. EBITDA %	12%	24%	—	21%
EPS	$0.02	NM	$0.35	$1.44
% of Revenue International and Offshore[8]	81%	34%	—	56%

Strategic and Financial Benefits

The combination is expected to:

•	Provide substantial and immediate earnings and free cash flow accretion, with anticipated pro forma adjusted EBITDA margins in excess of 20%, including synergies.

•

Achieve annual cost synergies of approximately $30 million within 24 months after the transaction closes (with the expectation that approximately 50% of the annual cost synergies will be realized within 12 months).

•	Accelerate the marketing of Dril-Quip’s leading onshore Canadian wellhead business (Great North) in the U.S. onshore market through Innovex’s operational and sales infrastructure.

•	Enable the growth of Innovex’s broad downhole tools portfolio across the large Canadian onshore market through Dril-Quip’s strong Canadian footprint and customer relationships.

•	Leverage Dril-Quip’s leading subsea expertise, brand name and customer relationships to facilitate further market penetration of Innovex’s existing deepwater well construction portfolio.

•	Create the opportunity to cross-sell Innovex’s products alongside select Dril-Quip offerings.

•	Increase the company’s global scale and footprint across several growing markets (including Saudi Arabia, Mexico, South America and the Asia Pacific region).

•	Create a more flexible and lean manufacturing footprint to deliver cost-effective and high-quality mission-critical products.

•	Utilize best-in-class research and development capabilities to deliver next-generation, innovative products and to position the combined company at the forefront of energy technologies and solutions.

[3]	Results are unaudited
[4]	Innovex’s 2023 financial information is unaudited
[5]	Synergies are estimated and expected to be realized within 24 months after transaction close
[6]	Revenue for Dril-Quip is pro forma for full-year 2023 impact of Dril-Quip’s Great North acquisition
[7]	Adjusted EBITDA for Dril-Quip is pro forma for full-year 2023 impact of Dril-Quip’s Great North acquisition
[8]	International and offshore markets include U.S. Gulf of Mexico and exclude Canada

Pro Forma Company Leadership and Governance

Upon closing of the transaction, Innovex Chief Executive Officer Adam Anderson will become Chief Executive Officer of the combined company and will join its Board of Directors. Kendal Reed, current Chief Financial Officer of Innovex, will serve as Chief Financial Officer of the combined company. The remainder of the combined company’s leadership team is expected to include executives from both Dril-Quip and Innovex.

Upon closing, the Board of Directors of the combined company will consist of nine directors, comprising four independent directors from the current Dril-Quip Board, four directors from the current Innovex Board, and Chief Executive Officer Adam Anderson, with John V. Lovoi, Dril-Quip’s current Chairman of the Board, serving as Chairman of the combined company’s Board.

Innovex is majority owned by funds affiliated with Amberjack Capital Partners, L.P. (“Amberjack”), a specialized private equity firm that invests in and partners with entrepreneurs and management teams to build market leaders serving the energy, infrastructure and industrial end markets. At closing, Amberjack will own approximately 43% of the combined company.

Upon closing of the transaction, Dril-Quip has agreed to enter into a registration rights agreement and a stockholder agreement with Amberjack, under which Amberjack will be subject to certain stockholder restrictions and will be provided with specified director nomination rights with respect to the shares of Dril-Quip received as transaction consideration. Additional details regarding the registration rights agreement and stockholder agreement will be provided in Dril-Quip’s filings with the Securities and Exchange Commission.

Immediately following the completion of the transaction, the name of the combined company will be changed to Innovex International, Inc., and its common stock is expected to trade on the New York Stock Exchange under a new ticker symbol, “INVX”. Dril-Quip’s offshore products will retain their current brand names within the combined company.

The combined company will be headquartered in Houston, Texas.

Timing and Approvals

The transaction has been approved by the boards of directors of both companies and is expected to close in the third quarter of 2024. The closing of the transaction is subject to customary closing conditions including regulatory approval and approval by Dril-Quip’s stockholders.

Advisors

Citi is serving as lead financial advisor and Morgan Stanley & Co. LLC is serving as co-financial advisor to Dril-Quip. Gibson, Dunn & Crutcher LLP is serving as Dril-Quip’s legal advisor.

Goldman Sachs & Co. LLC is serving as lead financial advisor and Piper Sandler Companies is serving as co-financial advisor to Innovex. Akin Gump Strauss Hauer & Feld LLP is serving as Innovex’s legal advisor with assistance from Paul Hastings LLP.

Conference Call and Webcast

Dril-Quip and Innovex management will host a conference call and simultaneous webcast to discuss the transaction on Tuesday, March 19, 2024, 7:00 a.m. Central Time. The presentation is open to all interested parties and may include forward-looking information.

To access the call, please dial in approximately ten minutes before the start of the call.

Conference Call and Webcast Details

Date / Time:	Tuesday, March 19, 2024, 7:00 a.m. Central Time
Webcast:	https://www.webcaster4.com/Webcast/Page/2968/50140
U.S. Toll-Free Dial-In:	888-506-0062
International Dial-In:	973-528-0011
Participant Access Code:	298800

For those unable to participate in the live call, an audio replay will be available following the call through midnight, Tuesday, April 2, 2024. To access the replay, please call 877-481-4010 or 919-882-2331 (International) and enter replay passcode 50140. A replay of the webcast will also be archived shortly after the call and can be accessed on Dril-Quip’s website.

About Dril-Quip, Inc.

Dril-Quip is a leading developer, manufacturer and provider of highly engineered equipment and services for the global offshore and onshore oil and gas industry.

About Innovex Downhole Solutions, Inc.

Innovex designs, manufactures, and installs mission-critical drilling & deployment, well construction, completion, production, and fishing & intervention solutions to support upstream onshore and offshore activities worldwide. Innovex combines best-in-class engineering expertise with a unique blend of conventional, innovative, and proprietary technologies including WearSox® deepwater centralization products, SwivelMASTER® deployment technology, and dissolvable frac plugs, QCI artificial lift technologies, and a full suite of fishing tools. The company is headquartered in Houston, Texas with sales, operations and service locations throughout North America, Latin America, Europe, the Middle East, and Asia.

About Amberjack Capital Partners

Amberjack is a specialized private equity firm that provides growth capital and strategic assistance to manufacturing and service companies operating in the energy, industrial and infrastructure end markets. As an active investor, Amberjack seeks to partner with visionary entrepreneurs and talented management teams to build high performing and innovative companies that create enduring value.

Contact Information

Investor Relations:

Erin Fazio, Director of Corporate Finance

erin_fazio@dril-quip.com

Dril-Quip

Media Relations:

Sydney Isaacs / Chuck Dohrenwend

Sydney.Isaacs@h-advisors.global / Chuck.Dohrenwend@h-advisors.global

H/Advisors Abernathy

Cautionary Statement Regarding Forward-Looking Statements

Statements contained herein relating to future operations and financial results or that are otherwise not limited to historical facts are forward-looking statements within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended, including, but not limited to, those related to projections as to the anticipated benefits of the proposed transaction, the impact of the proposed transaction on Dril-Quip’s and Innovex’s businesses and future financial and operating results, the amount and timing of synergies from the proposed transaction, the combined company’s projected revenues, adjusted EBITDA and free cash flow, accretion, business, investment and employee opportunities, and the closing date for the proposed transaction, are based on management’s estimates, assumptions and projections, and are subject to significant uncertainties and other factors, many of which are beyond Dril-Quip’s and Innovex’s control. These factors and risks include, but are not limited to: the impact of actions taken by the Organization of Petroleum Exporting Countries (OPEC) and non-OPEC nations to adjust their production levels, risks related to the proposed transaction, including, the prompt and effective integration of Dril-Quip’s and Innovex’s businesses and the ability to achieve the anticipated synergies and value-creation contemplated by the proposed transaction; the risk associated with Dril-Quip’s and Innovex’s ability to obtain the approval of the proposed transaction by their stockholders required to consummate the proposed transaction and the timing of the closing of the proposed transaction, including the risk that the conditions to the transaction are not satisfied on a timely basis or at all and the failure of the transaction to close for any other reason; the risk that a consent or authorization that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated; unanticipated difficulties or expenditures relating to the transaction, the response of business partners and retention as a result of the announcement and pendency of the transaction; and the diversion of management time on transaction related issues, the impact of general economic conditions, including inflation, on economic activity and on Dril-Quip’s and Innovex’s operations, the general volatility of oil and natural gas prices and cyclicality of the oil and gas industry, declines in investor and lender sentiment with respect to, and new capital investments in, the oil and gas industry, project terminations, suspensions or scope adjustments to contracts, uncertainties regarding the effects of new governmental regulations, Dril-Quip’s and Innovex’s international operations, operating risks, the impact of our customers and the global energy sector shifting some of their asset allocation from fossil-fuel production to renewable energy resources, and other factors detailed in Dril-Quip’s public filings with the Securities and Exchange Commission (the “SEC”). Investors are cautioned that any such statements are not guarantees of future performance and actual outcomes may vary materially from those indicated.

Use of Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures as defined under SEC rules. These non-GAAP financial measures include and reflect managements’ current expectations and beliefs regarding the potential benefits of the proposed transaction. Dril-Quip and Innovex believe that the presentation of these non-GAAP measures provides information that is useful to Dril-Quip’s stockholders. These non-GAAP measures should be considered in addition to, not as a substitute for, or superior to other measures of financial performance prepared in accordance with GAAP as more fully discussed in Dril-Quip’s and Innovex’s respective financial statements and Dril-Quip’s filings with the SEC. As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America.

Adj. EBITDA is a non-GAAP measure that Innovex defines as net income excluding income taxes, interest income and expense, depreciation and amortization expense, and other expenses / income, primarily representing foreign currency exchange gain/loss, the elimination of earnings from minority investment and other non-operating items, net, further adjusted to exclude certain items which Innovex believes are not reflective of ongoing performance or which are non-cash in nature, including stock-based compensation, transaction related expenses, acquisition integration expenses and IPO preparation expenses.

Adj. EBITDA is a non-GAAP measure that Dril-Quip defines as net income excluding income taxes, interest income and expense, depreciation and amortization expense, and other expenses / income, primarily representing stock-based compensation and change in fair value of earn-out liability, among other items, further adjusted to exclude restructuring costs, acquisition costs, gain on asset sale and foreign currency exchange gain/loss. Dril-Quip 2023 Adj. EBITDA are pro forma for full year impact of Great North.

Pro forma 2023 Adj. EBITDA includes $30 million of run rate pre-tax synergies.

Important Information for Stockholders

In connection with the proposed merger, Dril-Quip intends to file with the SEC, a registration statement on Form S-4 that will include a proxy statement/prospectus. Dril-Quip may also file other relevant documents with the SEC regarding the proposed merger. This document is not a substitute for the proxy statement/prospectus or registration statement or any other document that Dril-Quip may file with the SEC. The definitive proxy statement/prospectus (if any when available) will be mailed to the stockholders of Dril-Quip. STOCKHOLDERS ARE URGED TO CAREFULLY READ THE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED BY DRIL-QUIP WITH THE SEC IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Such stockholders will be able to obtain free copies of the registration statement and proxy statement/prospectus (if and when available) and other documents containing important information about Dril-Quip, Innovex and the proposed merger once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Additional information is available on Dril-Quip’s website, www.dril-quip.com.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Participants in the Solicitation

Dril-Quip and its directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with the proposed transaction. Information about Dril-Quip’s directors and executive officers including a description of their interests in Dril-Quip is included in Dril-Quip’s most recent Annual Report on Form 10-K, including any information incorporated therein by reference, as filed with the SEC. Additional information regarding these persons and their interests in the transaction will be included in the proxy statement/prospectus relating to the proposed transaction when it is filed with the SEC. These documents can be obtained free of charge from the sources indicated above. Innovex and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Dril-Quip stockholders in connection with the proposed transaction. A list of the names of such directors and executive officers and information regarding their interests in the transaction will be included in the proxy statement/prospectus relating to the proposed transaction when it is filed with the SEC.